Exhibit 99.1

Idera Pharmaceuticals Reports Fourth Quarter and Full Year 2021 Financial Results and Provides Corporate Update

EXTON, PA, March 31, 2022 — Idera Pharmaceuticals, Inc. (“Idera,” the “Company,” “we,” “us,” or “our”) (Nasdaq: IDRA) today reported its financial and operational results for the fourth quarter and year ended December 31, 2021.

“We are actively identifying and evaluating new development or commercial-stage assets for Idera’s portfolio while we continue to preserve cash,” stated Vincent Milano, Idera’s Chief Executive Officer. “In addition, we have asked JMP Securities LLC, our current partner and advisor on business development activities, to expand their current scope of work beyond acquisition or in-licensing opportunities to include additional strategic alternatives for the Company.”

Fourth Quarter Financial Results

Our cash position as of December 31, 2021 was $32.5 million. Based on our current operating plan, we anticipate that our current cash and cash equivalents will fund our operations through the one-year period subsequent to the March 31, 2022 filing date of the Annual Report Form 10-K.

Research and development expenses for the three months ended December 31, 2021 totaled $2.1 million, compared to $5.1 million for the same period in 2020. General and administrative expense for the three months ended December 31, 2021 totaled $2.0 million, compared to $2.9 million for the same period in 2020.

Additionally, during the three months ended December 31, 2020, we recorded $3.2 million and $65.4 million non-cash warrant revaluation loss and non-cash future tranche right revaluation loss, respectively, related to the change in fair value of securities issued in connection with our December 2019 private placement transaction. No such non-cash losses were recognized in the three months ended December 31, 2021, as the warrants and future tranche rights were terminated in the first quarter of 2021.

As a result of the factors above, net loss applicable to common stockholders for the three months ended December 31, 2021 was $4.1 million or $0.08 per basic and diluted share compared to net loss applicable to common stockholders of $76.7 million or $2.11 per basic and diluted share for the same period in 2020. Excluding the non-cash loss of approximately $68.6 million for the three months ended December 31, 2020 related to the change in fair value of securities issued in connection with the December 2019 private placement transaction, net loss applicable to common stockholders was $8.1 million.

Full Year Results

Research and development expenses for the year ended December 31, 2021 totaled $16.4 million compared to $24.8 million for the same period in 2020. General and administrative expenses for the year ended December 31, 2021 totaled $10.0 million compared to $11.9 million for the same period in 2020. Restructuring costs for the year ended December 30, 2021 totaled approximately $1.3 million and relate to a reduction in force initiated in April 2021 to better align our workforce to our ongoing operational and business development activities. No such restructuring costs were incurred during 2020.

Additionally, during the year ended December 31, 2021 we recorded $7.0 million and $118.8 million non-cash warrant revaluation gain and non-cash future tranche right revaluation gain, respectively, related to the termination of securities issued in connection with our December 2019 private placement transaction in the first quarter of 2021. The losses of non-cash warrant revaluation and non-cash future tranche right revaluation were $3.7 million and $72.4 million, respectively, for the same period in 2020.

As a result of the factors above, net income applicable to common stockholders for the year ended December 31, 2021 was $96.9 million or $1.97 per basic share compared to net loss applicable to common stockholders of $112.7 million or $3.33 per basic share for 2020. On a diluted basis, net loss applicable to common stockholders for the year ended December 31, 2021 was $28.8 million or $0.58 per diluted share compared to net loss applicable to common stockholders of $112.7 million or $3.33 per diluted share for 2020.

Excluding the non-cash gain of approximately $125.8 million related to the termination of securities issued in connection with the December 2019 private placement transaction in the first quarter of 2021, net loss applicable to common stockholders for the year ended December 31, 2021 was $28.8 million. Excluding the non-cash loss of approximately $76.1 million related to the change in fair value of securities issued in connection with the December 2019 private placement transaction, net loss applicable to common stockholders for the year ended December 31, 2020 was $36.6 million.

About Idera Pharmaceuticals

Idera is focused on the acquisition, development, and ultimate commercialization of drug candidates for rare disease indications characterized by small, well-defined patient populations with serious unmet needs. To learn more about Idera, visit IderaPharma.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included or incorporated in this press release, including statements regarding the Company's strategic alternatives, financial position, funding for continued operations, cash reserves, projected costs, prospects, clinical trials and the, plans, expectations, strategies, projections and objectives of management, are forward-looking statements. The words "believes," "anticipates," "estimates," "plans," "expects," "intends," "may," "could," "should," "potential," "likely," "projects," "continue," "will," “schedule,” and "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Idera cannot guarantee that it will achieve the plans, intentions, or expectations disclosed in its forward-looking statements and you should not place undue reliance on the Company's forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond Idera’s control, and which may cause the actual results, performance, or achievements of the Company to differ materially from future results, performance, or achievements expressed or implied by such forward-looking statements. There are a number of important factors that could cause Idera's actual results to differ materially from those indicated or implied by its forward-looking statements including, without limitation: whether the Company will be successful in identifying any strategic alternatives; whether the Company will be able to comply with the continued listing requirements of the Nasdaq Capital Market; whether the Company’s cash resources will be sufficient to fund the Company’s continuing operations; whether products based on Idera's technology will advance into or through the clinical trial process when anticipated or at all or warrant submission for regulatory approval; whether such products will receive approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies; whether, if the Company's products receive approval, they will be successfully distributed and marketed; whether the Company's collaborations will be successful; the volatility of the Company’s stock price; international turmoil, war, sanctions, conflict, and resultant macroeconomic conditions; and the impact of public health crises, including the ongoing coronavirus (COVID-19) pandemic. All forward-looking statements included in this press release are made as of the date hereof and are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and otherwise in the Company’s filings and reports filed with Securities and Exchange Commission. While Idera may elect to do so at some point in the future, the Company does not assume any obligation to update any forward-looking statements and it disclaims any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law.

Idera Pharmaceuticals, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Operating expenses:
Research and development	2,104	5,117	16,375	24,772
General and administrative	2,017	2,923	9,976	11,915
Restructuring costs	-	-	1,322	-

Total operating expenses	4,121	8,040	27,673	36,687
Loss from operations	(4,121)	(8,040)	(27,673)	(36,687)
Other income (expense)
Warrant revaluation gain (loss)	-	(3,247)	6,983	(3,742)
Future tranche right revaluation gain (loss)	-	(65,379)	118,803	(72,367)
Other income (expense), net	2	(35)	(22)	134
Net income (loss)	$(4,119)	$(76,701)	$98,091	$(112,662)
Undistributed earnings to preferred stockholders	-	-	(1,150)	-
Net income (loss) applicable to common stockholders	$(4,119)	$(76,701)	$96,941	$(112,662)

Net income (loss) applicable to common stockholders
— Basic	$(4,119)	$(76,701)	$96,941	$(112,662)
— Diluted	$(4,119)	$(76,701)	$(28,845)	$(112,662)
Net income (loss) per share applicable to common stockholders
— Basic	$(0.08)	$(2.11)	$1.97	$(3.33)
— Diluted	$(0.08)	$(2.11)	$(0.58)	$(3.33)
Weighted-average number of common shares used in computing net income (loss) per share applicable to common stockholders
— Basic	52,803	36,271	49,203	33,821
— Diluted	52,803	36,271	50,127	33,821

Idera Pharmaceuticals, Inc.

Balance Sheet Data

(In thousands)

	December 31,	December 31,
	2021	2020
Cash, cash equivalents, and short-term investments	$32,545	$37,728
Other assets	2,319	4,671
Total assets	$34,864	$42,399

Total liabilities	$5,411	$133,571
Total stockholders' equity (deficit)	29,453	(91,172)
Total liabilities and stockholders' equity (deficit)	$34,864	$42,399

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Idera Pharmaceuticals Contacts:

Jill Conwell

Investor Relations &
Corporate Communications

Phone (484) 348-1675

JConwell@IderaPharma.com

John J. Kirby

Chief Financial Officer

Phone (484) 348-1627

JKirby@IderaPharma.com